   As filed with the Securities and Exchange Commission on January 9, 1998

                                                      Registration No. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------


                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------



                 CHATEAU COMMUNITIES, INC.                                           CP LIMITED PARTNERSHIP
   (Exact name of Registrant as specified in its charter)             (Exact name of Registrant as specified in its charter)

                          MARYLAND                                                            MARYLAND
(State or other jurisdiction of incorporation or organization)    (State or other jurisdiction of incorporation or organization)

                         38-3132038                                                          38-3140664
             (IRS Employer Identification No.)                                   (IRS Employer Identification No.)


                            6430 SOUTH QUEBEC STREET
                            ENGLEWOOD, COLORADO 80111
                                 (303) 741-3707
  (Address, including zip code, and telephone number, including area code, of
                   Registrants' principal executive offices)
                             ----------------------


                                GARY P. MCDANIEL
                            6430 SOUTH QUEBEC STREET
                            ENGLEWOOD, COLORADO 80111
                                 (303) 741-3707
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                             ----------------------

                                   Copies to:
                             JAY L. BERNSTEIN, ESQ.
                                 ROGERS & WELLS
                                 200 PARK AVENUE
                            NEW YORK, NEW YORK 10166
                                 (212) 878-8000

                             ----------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time after the effective date of the Registration Statement as determined by market conditions.

        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [ ]

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                             ----------------------


============================================================================================================================
TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED(1)    PROPOSED MAXIMUM OFFERING PRICE(2)    AMOUNT OF REGISTRATION FEE(3)
----------------------------------------------------------------------------------------------------------------------------
Guarantees (4)..................................                    $125,000,000
-------------------------------------------------------------------------------------------
Debt Securities (5)..............................                   $125,000,000                            $36,875
----------------------------------------------------------------------------------------------------------------------------
        Total....................................                   $250,000,000
============================================================================================================================

(1) Pursuant to this Registration Statement, CP Limited Partnership may issue Debt Securities and Chateau Communities, Inc. may issue Guarantees.

(2) The aggregate maximum public offering price of (i) all Debt Securities issued by CP Limited Partnership pursuant to this Registration Statement will not exceed $125,000,000 and (ii) all Guarantees issued by Chateau Communities, Inc. pursuant to this Registration Statement will not exceed $125,000,000.

(3) Registration fee for the Debt Securities only, pursuant to Rule 457(n) of the rules and regulations under the Securities Act of 1933, as amended, calculated pursuant to Rule 457(o).

(4) To the extent that any Debt Securities issued by CP Limited Partnership are not deemed to be investment grade at the time of issuance, such Debt Securities will be fully and unconditionally guaranteed by, and will be accompanied by Guarantees of, Chateau Communities, Inc. None of the proceeds from such Debt Securities will be received by Chateau Communities, Inc. in connection with the issuance of the Guarantees.

(5) Such indeterminate amount of Debt Securities, as may from time to time be issued by CP Limited Partnership, which will either be non-convertible investment grade debt securities at the time of issuance or other non-convertible debt securities that are fully and unconditionally guaranteed by Chateau Communities, Inc.

        THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                              Subject to Completion
                  Preliminary Prospectus Dated January 9, 1998



PROSPECTUS








                                  $125,000,000
                            CHATEAU COMMUNITIES, INC.
                                   GUARANTEES
                                  $125,000,000
                             CP LIMITED PARTNERSHIP
                                 DEBT SECURITIES


        CP Limited Partnership, a Maryland limited partnership (the "Operating Partnership") and a majority-owned subsidiary of Chateau Communities, Inc., a Maryland corporation (the "Company"), may from time to time offer in one or more series unsecured non-convertible investment grade debt securities or other non-convertible debt securities with an aggregate public offering price of up to $125,000,000 (the "Debt Securities"). The Company may from time to time offer guarantees (the "Guarantees") fully and unconditionally guaranteeing the Debt Securities. The Debt Securities, which may or may not be issued with the Guarantees (collectively, the "Offered Securities"), may be offered in separate series, in amounts, at prices and on terms to be determined at the time of offering and set forth in one or more supplements to this Prospectus (each, a "Prospectus Supplement").

        The specific terms of the Offered Securities in respect of which this Prospectus is being delivered will be set forth in the applicable Prospectus Supplement and will include the title, aggregate principal amount, denominations, maturity, rate, if any (which may be fixed or variable), or method of calculation thereof, time of payment of any interest, any terms for redemption at the option of the Operating Partnership or the holder, any terms for sinking fund payments, rank, any conversion or exchange rights, any Guarantees, and the initial public offering price and any other terms in connection with the offering and sale of such Debt Securities.

        The applicable Prospectus Supplement will also contain information, where applicable, about all material federal income tax considerations relating to, and any listing on a securities exchange of, the Offered Securities covered by such Prospectus Supplement.

        The Offered Securities may be offered directly, through agents designated from time to time by the Company or the Operating Partnership, or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of the Offered Securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in the applicable Prospectus Supplement. See "Plan of Distribution." No Offered Securities may be sold without delivery of the applicable Prospectus Supplement describing the method and terms of the offering of such series of Offered Securities.


    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                 The date of this Prospectus is January 9, 1998

        NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITERS, AGENTS OR DEALERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR THE OPERATING PARTNERSHIP SINCE THE DATE HEREOF OR THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE HEREIN IS CORRECT AT ANY TIME SUBSEQUENT TO THE DATE HEREOF.


                              AVAILABLE INFORMATION

        The Company and the Operating Partnership are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, file reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company and the Operating Partnership may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material also can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549, at prescribed rates. The Company and the Operating Partnership file their reports, proxy statements and other information with the Commission electronically. The Commission maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The Common Stock of the Company is listed on the New York Stock Exchange ("NYSE") and similar information concerning the Company can be inspected and copied at the offices of the NYSE, 20 Broad Street, New York, New York, 10005.

        The Company and the Operating Partnership have filed with the Commission a registration statement (of which this Prospectus is a part) on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Offered Securities. This Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission, and in the exhibits thereto. Statements contained in this Prospectus as to the content of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto. For further information regarding the Company, the Operating Partnership and the Offered Securities, reference is hereby made to the Registration Statement and such exhibits and schedules, which may be examined without charge at, or copies obtained upon payment of prescribed fees from, the Commission and its regional offices listed below.

                           FORWARD-LOOKING INFORMATION

        Certain information both included and incorporated by reference herein may contain forward-looking statements within the meaning of Section 27A of the Securities Act and
Section 21E of the Exchange Act, and as such may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative thereof or other variations thereon or comparable terminology. Factors which could have a material adverse effect on the operations and future prospects of the Company include, but are not limited to, changes in: economic conditions generally and the real estate market specifically, legislative/regulatory changes (including changes to laws governing the taxation of a real estate investment trust ("REIT")), availability of capital, interest rates, competition, supply and demand for properties in the Company's current and proposed market areas and general accounting principles, policies and guidelines applicable to REITs. These risks and uncertainties should be considered in evaluating any forward-looking statements contained herein.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The following documents filed by Chateau Communities, Inc. and CP Limited Partnership with the Commission pursuant to the Exchange Act are incorporated by reference herein and made a part hereof:

        1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996.

        2. The Operating Partnership's Annual Report on Form 10-K for the fiscal year ended December 31, 1996.

        3. The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1997.

        4. The Operating Partnership's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1997.

        5. The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1997.

        6. The Operating Partnership's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1997.

        7. The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1997.

        8. The Operating Partnership's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1997.

        9. The Company's Current Report on Form 8-K, dated February 11, 1997, filed with the Commission on February 26, 1997 pursuant to the Exchange Act.

        10. The Company's Current Report on Form 8-K, dated May 22, 1997, filed with the Commission on May 30, 1997 pursuant to the Exchange Act.

        11. The Company's Current Report on Form 8-K, dated June 16, 1997, filed with the Commission on June 24, 1997 pursuant to the Exchange Act.

        12. The Company's Current Report on Form 8-K dated December 18, 1997, filed with the Commission on December 18, 1997 pursuant to the Exchange Act.

        13. The description of the Company's Common Stock contained in the Company's registration statement on Form 8-A, filed pursuant to the Exchange Act, including any amendments or reports filed for the purchase of updating such description.

        14. The Company's Current Report on Form 8-K dated January 6, 1998, filed with the Commission on January 6, 1998 pursuant to the Exchange Act.

        All documents subsequently filed by the Company or the Operating Partnership pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act and prior to the termination of the offering of all Offered Securities shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such document.

        Any statement or information contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed modified or superseded for the purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

        The Company and the Operating Partnership will provide without charge to each person to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the information incorporated by reference into this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference to the information that this Prospectus incorporates). Written requests for the information described in this paragraph shall be directed to:
Chateau Communities, Inc., 6430 South Quebec Street, Englewood, Colorado 80111.

                    THE COMPANY AND THE OPERATING PARTNERSHIP

        The Offered Securities are being issued by CP Limited Partnership (the "Operating Partnership"), which is the operating partnership of Chateau Communities, Inc. (the "Company"). The Company, a self-administered and self-managed equity real estate investment trust ("REIT"), is the largest owner/manager of manufactured home communities in the United States, based both on the number of communities and the number of residential homesites owned. At November 30, 1997, the Operating Partnership owned and operated 131 manufactured home communities (the "Properties") located in 28 states, with an aggregate of 43,751 homesites. As of that date, the Operating Partnership owned undeveloped land adjacent to existing communities containing approximately 5,000 expansion sites zoned for manufactured housing. At September 30, 1997, the total occupancy rate for the Operating Partnership's homesites, including properties under development, was approximately 91.8%, and the occupancy rate for the Operating Partnership's stabilized property portfolio was approximately 94.2%. The Operating Partnership's portfolio is geographically diversified, with significant concentrations in the southeastern and midwestern United States, permitting economies of scale in property management operations. The Operating Partnership's portfolio is also diversified by resident orientation, with approximately 28% of the residential homesites in adult-oriented communities and 72% of residential homesites in family-oriented communities. The Operating Partnership also currently fee manages 6,700 residential homesites in 32 communities, and conducts manufactured home sales and brokerage activities through its taxable subsidiary, Community Sales, Inc. ("CSI"). In 1997, the National Manufactured Housing Congress presented the Company with the "National Operator of the Year" award for an unprecedented fifth consecutive year, confirming the Company's outstanding reputation for excellence in property management and operations.

          On February 11, 1997, the Company completed a strategic merger of equals (the "Merger") with ROC Communities, Inc. ("ROC"), in which ROC merged with a special-purpose merger subsidiary of the Company. As a result of the Merger, the businesses of the Company and ROC were combined under a single unified organization.

        The Company conducts substantially all of its activities through the Operating Partnership in which, as of September 30, 1997, it owned, directly and through ROC (the other general partner of the Operating Partnership), an approximate 90% general partner interest. As general partners of the Operating Partnership, the Company and ROC have unilateral control and complete responsibility for the management of the Operating Partnership and over each of the Properties. The Company's Common Stock is listed on the New York Stock Exchange under the Symbol "CPJ."

        The Company's and the Operating Partnership's executive and principal property management offices are located at 6430 South Quebec Street, Englewood, Colorado 80111 and their telephone number is (303) 741-3707. The Company and the Operating Partnership have regional property management offices in Clinton Township, Michigan; Indianapolis, Indiana; Tampa, Florida; and Atlanta, Georgia.


                                 USE OF PROCEEDS

        Except as otherwise provided in the applicable Prospectus Supplement, the Company and the Operating Partnership intend to use the net proceeds from any sale of the Offered Securities for working capital and for general corporate purposes, which may include the repayment of indebtedness, the financing of capital commitments and possible future acquisitions, expansions and development of manufactured housing communities.

                       RATIO OF EARNINGS TO FIXED CHARGES

                                                               Year Ended December 31,
                                  Nine months ended     ------------------------------------
                                  September 30, 1997    1996    1995    1994    1993    1992
                                  ------------------    ----    ----    ----    ----    ----
Ratio of earnings
  to fixed charges.........              1.91           2.24    2.12    3.47    1.31    1.20
Ratio of funds from operations
  to fixed charges.........              3.16           3.11    2.99    4.65    1.82    1.65



        Ratio of earnings to fixed charges represents income before extraordinary item plus fixed charges to fixed charges (principally interest and amortization of deferred financing costs). Ratio of funds from operations to fixed charges represents the ratio of funds from operations plus fixed charges to fixed charges. Funds from operations, as used in the above table and as defined by the National Association of Real Estate Investment Trusts, means net income excluding gains (or losses) from debt restructuring and sales of property, plus certain depreciation and amortization. Management believes that funds from operations is an important and widely used measure of the operating performance of REITs which provides a relevant basis for comparison among REITs. Funds from operations (i) does not represent cash flow from operations as defined by generally accepted accounting principles), (ii) should not be considered an alternative to net income as a measure of operating performance or to cash flows from operating, investing and financing activities and (iii) is not an alternative to cash flows as a measure of liquidity. The ratios for 1993 include the ratio for certain predecessors of the Company and the Operating Partnership. The ratios for 1992 represent the ratios of the same predecessors. To date, the Company has not issued any Preferred Stock. Consequently, the ratios of earnings to combined fixed charges and preferred stock dividends would not be any different from the ratios of earnings to fixed charges shown above.


                         DESCRIPTION OF DEBT SECURITIES

        The following sets forth certain general term and provisions of the Indenture under which the Debt Securities are to be issued by the Operating Partnership. The particular terms of the Debt Securities will be set forth in a Prospectus Supplement relating to such Debt Securities.

        The Debt Securities may be issued by the Operating Partnership, and will be either (i) non-convertible investment grade Debt Securities or (ii) non-convertible Debt Securities that are fully and unconditionally guaranteed by, and are accompanied by Guarantees of, the Company. The Debt Securities will be issued pursuant to indentures (each an "Indenture") between the Operating Partnership and First National Bank of Chicago (the "Trustee"). The form of each Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus is a part, subject to such amendments or supplements as may be adopted from time to time and is available for inspection as described above under "Available Information." Each Indenture will be dated as of a date on or prior to the issuance of the Debt Securities to which it relates. The Indentures are subject to, and governed by, the Trust Indenture Act of 1939, as amended (the "TIA"). The statements made hereunder relating to the Indentures and the Debt Securities to be issued thereunder are summaries of certain provisions thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Indentures and the Debt Securities.

GENERAL

        The Debt Securities will be direct, unsecured obligations of the Operating Partnership. Except for any series of Debt Securities which is specifically subordinated to other indebtedness of the Operating Partnership, the Debt Securities will rank equally with all other unsecured and unsubordinated indebtedness of the Operating Partnership.

        Section 301 of the Indenture provides that the Debt Securities may be issued without limit as to aggregate principal amount, in one or more series, in each case as established from time to time in or pursuant to authority granted by the Company and ROC, as general partners of the Operating Partnership, or indentures supplemental to the Indenture. Prior to the issuance of Debt Securities of any series, any or all of the following, as applicable (each of which (except for the matters set forth in clauses (1), (2) and (13) below), if so provided, may be determined from time to time by the Operating Partnership with respect to unissued Debt Securities of or within the series when issued from time to time) and will be set forth in the Prospectus Supplement relating to the series of Debt Securities:

        (1) the title of the Debt Securities of or within the series (which shall distinguish the Debt Securities of such series from all other series in Debt Securities);

        (2) any limit upon the aggregate principal amount of the Debt Securities of or within the series that may be authenticated and delivered under the Indenture;

        (3) the percentage of the principal amount at which the Debt Securities of the series will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of maturity thereof.

        (4) the date or dates, or the method by which such date or dates will be determined, on which the principal of the Debt Securities of or within the series shall be payable and the amount of principal payable thereon;

        (5) the rate or rates at which the Debt Securities of or within the series shall bear interest, if any, or the method by which such rate or rates shall be determined, the date or dates from which such interest shall accrue or the method by which such date or dates shall be determined, the Interest Payment Dates on which such interest will be payable and the Regular Record Date, if any, for the interest payable on any Debt Security on any Interest Payment Date, or the method by which such date shall be determined, and the basis upon which interest shall be calculated if other than that of a 360-day year consisting of twelve 30-day months;

        (6) the place or places, if any other than or in addition to the Borough of Manhattan, the City of New York or the City of Chicago, where the principal of (and premium or Make-Whole Amount, if any) and interest, if any, on Debt Securities of or within the series may be surrendered for registration of transfer or exchange and notices or demands to or upon the Operating Partnership in respect of the Debt Securities of or within the series and the Indenture may be served;

        (7) the period or periods within which, the price or prices (including the premium or Make-Whole Amount, if any) at which, and other terms and conditions upon which Debt Securities of or within the series may be redeemed in whole or in part, at the option of the Operating Partnership, if the Operating Partnership is to have the option;

        (8) the obligation, if any, of the Operating Partnership to redeem, repay or purchase Debt Securities of or within the series pursuant to any sinking fund or analogous provision or at the option of a Holder thereof, and the period or periods within which or the date or dates on which, the price or prices at which, and other terms and conditions upon which Debt Securities of or within the series shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

        (9) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which any Debt Securities of or within the series shall be issuable;

        (10) if other than the Trustee, the identity of each Security Registrar and/or Paying Agent;

        (11) if other than the principal amount thereof, the portion of the principal amount of Debt Securities of or within the series that shall be payable upon declaration of acceleration of the maturity thereof pursuant to
Section 502 of the Indenture or the method by which such portion shall be determined;

        (12) whether the amount of payments of principal of (and premium or Make-Whole Amount, if any) or interest, if any, on the Debt Securities of or within the series may be determined with reference to an index, formula or other method (which index, formula or method may be based, without limitation, on one or more currencies, currency units, composite currencies, commodities, equity indices or other indices), and the manner in which such amounts shall be determined;

        (13) provisions, if any, granting special rights to the Holder of Debt Securities of or within the series upon the occurrence of such events as may be specified;

        (14) any deletions from, modifications of or additions to the Events of Default or covenants of the Operating Partnership with respect to Debt Securities of or within the series, whether or not such Events of Default or covenants are consistent with the Events of Default or covenants set forth in the Indenture;

        (15) whether any Debt Securities of or within the series are to be issuable initially in temporary global form and whether any Debt Securities of or within the series are to be issuable in permanent global form and, if so, whether beneficial owners of interests in any such permanent global Debt Security may exchange such interests for Debt Securities of such series and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in
Section 305 of the Indenture, and, if Debt Securities of or within the series are to be issuable as a global Debt Security, the identity of the depositary for such series;

        (16) the date as of which any temporary global Debt Security representing Outstanding Securities of or within the series shall be dated if other than the date of original issuance of the first Debt Security of the series to be issued;

        (17) the Person to whom any interest on any Debt Security of the series shall be payable, if other than the Person in whose name that Debt Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, and the extent to which, or the manner in which, any interest payable on a temporary global Debt Security on an Interest Payment Date will be paid if other than in the manner provided in
Section 304 of the Indenture;

        (18) the applicability, if any, of Sections 1402 and/or 1403 of the Indenture to the Debt Securities of or within the series and any provisions in modification of, in addition to or in lieu of any of the provisions of Article Fourteen;

        (19) if the Debt Securities of such series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Debt Security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and/or terms of such certificates, documents or conditions;

        (20) if the Debt Securities of or within the series are to be issued upon the exercise of debt warrants, the time, manner and place for such Debt Securities to be authenticated and delivered;

        (21) the extent to which the Debt Securities of or within the series are subordinated to other indebtedness; and

        (22) any other terms of the Debt Securities of or within the series or of any Guarantees issued concurrently with such Debt Securities not inconsistent with the provisions of the applicable Indenture.

        All Debt Securities of any one series shall be substantially identical, except, in the case of Debt Securities issued in global form, as to denomination and except as may otherwise be provided in or pursuant to such resolution of the Board of Directors or in any indenture supplemental to the Indenture. All Debt Securities of any one series need not be issued at the same time and unless otherwise provided, a series may be reopened, without the consent of the Holders, for issuances of additional Debt Securities of such series.

CONSOLIDATION, MERGER, SALE, LEASE OR CONVEYANCE

        The Operating Partnership may consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into any other entity, provided that in any such case, (i) either the Operating Partnership shall be the continuing entity, or the successor entity (if any other than the Operating Partnership) shall be an entity organized and existing under the laws of the United States of America or a State thereof and such successor entity shall expressly assume the due and punctual payment of the principal of and any interest (including all Additional Amounts, if any) on all of the Debt Securities, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of the Indenture to be performed by the Operating Partnership by supplemental indenture, satisfactory to the Trustee, executed and delivered to the Trustee by such entity and (ii) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Operating Partnership or any Subsidiary as a result thereof as having been incurred by the Operating Partnership or such Subsidiary at the time of such transaction, no Event of Default, and no event which, after notice or the lapse of time, or both, would become an Event of Default, shall have occurred and be continuing and (iii) an Officers' Certificate and an Opinion of Counsel covering such conditions shall be delivered to the Trustee.

CERTAIN COVENANTS

        Existence. Except as permitted under "Consolidation, Merger, Sale, Lease or Conveyance," the Operating Partnership will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights and franchises; provided, however, that Operating Partnership shall not be required to preserve any right or franchise if it determines that the preservation thereof is no longer desirable in the conduct of the business of the Operating Partnership, and that the loss thereof is not disadvantageous in any material respect to the Holders.

        Payment of Taxes and Other Claims. The Operating Partnership, will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges levied or imposed upon the Operating Partnership or any Subsidiary or upon the income, profits or property of the Operating Partnership or any Subsidiary, and (ii) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Operating Partnership or any Subsidiary; provided, however, that the Operating Partnership shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

        Additional Covenants. Reference is made to the applicable Prospectus Supplement for information with respect to any additional covenants specific to a particular series of Debt Securities.

EVENTS OF DEFAULT, NOTICE AND WAIVER

        Each Indenture provides that the following events are "Events of Default" with respect to any series of Debt Securities issued thereunder: (i) default for 30 days in the payment of any installment of interest or Additional Amounts on any Debt Security of such series; (ii) default in the payment of the principal of (or premium, if any, on) any Debt Security of such series at its maturity; (iii) default in making any sinking fund payment as required for any Debt Security of such series; (iv) default in the performance of any other covenant or warranty of the Issuer contained in the applicable Indenture (other than a covenant added to such Indenture solely for the benefit of a series of Debt Securities issued thereunder other than such series), such default having continued for 60 days after written notice as provided in such Indenture; (v) default in the payment of an aggregate principal amount exceeding a specified dollar amount of any evidence of indebtedness (including a default with respect to Debt Securities of any series other than that series) of the Issuer (or by any Subsidiary, the repayment of which the Issuer has guaranteed or for which the Issuer is directly responsible or liable as obligor or guarantor) or any mortgage, indenture or other instrument under which such indebtedness is issued or by which such indebtedness is secured, such default having occurred after the expiration of any applicable grace period and having resulted in the acceleration of the maturity of such indebtedness, but only if such indebtedness is not discharged or such acceleration is not rescinded or annulled; (vi) certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Issuer or any Significant Subsidiary (as hereinafter defined) or any of their respective property; and (vii) any other event of default provided with respect to a particular series of Debt Securities. The term "Significant Subsidiary" means each significant subsidiary (as defined in Regulation S-X promulgated under the Securities Act) of the Issuer.

        If an event of default under the Indentures with respect to Debt Securities of any series at the time outstanding occurs and is continuing, then in every such case the applicable Trustee or the holders of not less than 25% in principal amount of the outstanding Debt Securities of that series may declare the principal amount (or, if the Debt Securities of that series are Original Issue Discount Securities or indexed securities, such portion of the principal amount as may be specified in the terms thereof) of all of the Debt Securities of that series to be due and payable immediately by written notice thereof to the Issuer (and to the applicable Trustee if given by the holders). However, at any time after such a declaration of acceleration with respect to Debt Securities of such series (or of all Debt Securities then outstanding under the applicable Indenture, as the case may be) has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable Trustee, the holders of not less than a majority in principal amount of outstanding Debt Securities of such series (or of all Debt Securities then outstanding under the applicable Indenture, as the case may be) may rescind and annul such declaration and its consequences if (i) the Issuer shall have deposited with the applicable Trustee all required payments of the principal of (and premium, if any) and interest, if any, on the Debt Securities of such series (or of all Debt Securities then outstanding under the applicable Indenture, as the case may be), plus certain fees, expenses, disbursements and advances of the applicable Trustee and (ii) all events of default, other than the non-payment of accelerated principal (or specified portion thereof), or premium (if any) or interest on the Debt Securities of such series (or of all Debt Securities then outstanding under the applicable Indenture, as the case may be) have been cured or waived as provided in the applicable Indenture. Each Indenture also provides that the holders of not less than a majority in principal amount of the outstanding Debt Securities of any series (or of all Debt Securities then outstanding under the applicable Indenture, as the case may be) may waive any past default with respect to such series and its consequences, except a default (i) in the payment of the principal of (or premium, if any) or interest, if any, on any Debt Security of such series or
(ii) in respect of a covenant or provision contained in the applicable Indenture that cannot be modified or amended without the consent of the holder of each outstanding Debt Security affected thereby.

        The Trustee is required to give notice to the Holders of the Debt Securities within 90 days of a default under the Indenture; provided, however, that the Trustee may withhold such notice (except a default in the payment of the principal of (or the Make-Whole Amount, if any) or interest on any Debt Securities of any series or in the payment of any sinking fund installment with respect to Debt Securities of such series if the Responsible Officers of the Trustee in good faith consider such withholding to be in the interest of such Holders of the Debt Securities; and provided further that in the case of any default or breach of the character specified in Section 501(iv) of the Indenture with respect to the Debt Securities, no such notice to Holders shall be given until at least 60 days after the occurrence thereof.

        The Indenture provides that no Holders of the Debt Securities may institute any proceedings, judicial or otherwise, with respect to the Indenture or for any remedy thereunder, unless (i) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that series; (ii) the Holders of not less than 25% in principal amount of the Outstanding Securities of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder; (iii) such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request; (iv) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and
(v) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of that series; it being understood and intended that no one or more of such Holders shall have any right in any manner whatsoever by virtue of, or by availing to, any provision of the Indenture to affect, disturb or prejudice the rights of any other of such Holders, to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under the Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders.

MODIFICATION OF THE INDENTURE

        Modifications and amendments of the Indenture may be made with the consent of the Holders of not less than a majority in principal amount of all Outstanding Debt Securities which are affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each such Note affected thereby, (a) change the Stated Maturity of the principal of (or the Make-Whole Amount, if any), or any interest on, any such Debt Security; (b) reduce the principal amount of, or the rate or amount of interest on, or any Make-Whole Amount payable on redemption of, any such Debt Security; (c) change the Place of Payment, or the coin or currency, for payment of principal of (or the Make-Whole Amount, if any) or interest on, any such Debt Security; (d) impair the right to institute suit for the enforcement of any payment on or with respect to any such Debt Security on or after the Stated Maturity thereof; (e) reduce the percentage of Outstanding Debt Securities of any series necessary to modify or amend the Indenture, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the Indenture; or (f) modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of the Holder of such Note.

        The Holders of not less than a majority in principal amount of Outstanding Debt Securities have the right to waive compliance by the Operating Partnership with certain covenants in the Indenture.

        The Indenture also contains provisions permitting the Operating Partnership and the Trustee, without the consent of any Holders of the Debt Securities, to enter into supplemental indentures, in form satisfactory to the Trustee, for any of the following purposes: (i) to evidence the succession of another Person to the Operating Partnership and the assumption by any such successor of the covenants of the Operating Partnership contained in the Indenture and in the Debt Securities; (ii) to add to the covenants of the Operating Partnership for the benefit of the Holders of all or any series of Debt Securities (and if such covenants are to be for the benefit of less than all series of Debt Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Operating Partnership; (iii) to add any additional Events of Default for the benefit of the Holders of all or any series of Debt Securities (and if such Events of Default are to be for the benefit of less than all series of Debt Securities, stating that such Events of Default are expressly being included solely for the benefit of such series); provided, however, that in respect of any such additional Events of Default such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default or may limit the right of the Holders of a majority in aggregate principal amount of that or those series of Debt Securities to which such additional Events of Default apply to waive such default; (iv) to add to or change any of the provisions of the Indenture to provide that Bearer Debt Securities may be registrable as to principal, to change or eliminate any restrictions on the payment of principal of or any premium or interest on Bearer Securities, to permit Bearer Securities to be issued in exchange for Registered Securities, to permit Bearer Securities to be issued in exchange for Bearer Securities of other authorized denominations or to permit or facilitate the issuance of Debt Securities in uncertificated form; provided that any such action shall not adversely affect the interests of the Holders of Debt Securities of any series or any related coupons in any material respect; (v) to change or eliminate any of the provisions of the Indenture; provided that any such change or elimination shall become effective only when there is no Security Outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision; (vi) to secure the Debt Securities; (vii) to establish the form or terms of Debt Securities of any series as permitted by the Indenture; (viii) to evidence and provide for the acceptance of appointment under the Indenture by a successor Trustee with respect to the Debt Securities of one or more series and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee; (ix) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under the Indenture which shall not be inconsistent with the provisions of the Indenture; provided such provisions shall not adversely affect the interests of the Holders of Debt Securities of any series or any related coupons in any material respect; or (x) to supplement any of the provisions of the Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of Debt Securities pursuant to Sections 401, 1402 and 1403 of the Indenture; provided that any such action shall not adversely affect the interests of the Holders of Debt Securities of such series and any related coupons or any other series of Debt Securities in any material respect.

DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE

        Unless otherwise provided in the Prospectus Supplement, the Operating Partnership may discharge certain obligations to Holders of Debt Securities that have not already been delivered to the Trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the Trustee, in trust, funds in an amount sufficient to pay the entire indebtedness on such Debt Securities in respect of principal and interest to the date of such deposit (if such Debt Securities have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be.

        The Indenture provides that, unless otherwise provided in the Prospectus Supplement, the Operating Partnership may elect either (a) to defease and be discharged from any and all obligations with respect to the Debt Securities (except for the obligations to register the transfer or exchange of the Debt Securities, to replace temporary or mutilated, destroyed, lost or stolen Debt Securities, to maintain an office or agency in respect of the Debt Securities and to hold moneys for payment in trust ("Defeasance") or (b) to be released from its obligations with respect to the Debt Securities under provisions of the Indenture described under "Certain Covenants," and its obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute a default or an Event or Default with respect to the Debt Securities ("Covenant Defeasance"), in either case upon the irrevocable deposit by the Operating Partnership with the Trustee, in trust, of cash or Government Obligations (as deemed below), or both, which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of and interest on the Debt Securities on the scheduled due dates therefor.

        Such a trust may only be established if, among other things, the Operating Partnership has delivered to the Trustee an Opinion of Counsel (as specified in the Indenture) to the effect that the Holders of the Debt Securities will not recognize income, gain or loss for United States Federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such Opinion of Counsel, in the case of defeasance, must refer to and be based upon a ruling of the Internal Revenue Service (the "IRS") or a change in applicable United States Federal income tax laws occurring after the date of the Indenture.

        "Government Obligations" means securities which are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt.

        In the event the Operating Partnership effects covenant defeasance and the Debt Securities are declared due and payable because of the occurrence of any Event of Default other than an Event of Default with respect to provisions of the Indenture which as a result of such covenant defeasance would no longer be applicable to the Debt Securities, the cash and Government Obligations on deposit with the Trustee will be sufficient to pay amounts due on the Debt Securities at the time of their Stated Maturity but may not be sufficient to pay amounts due on the Debt Securities at the time of the acceleration resulting from such Event of Default. However, the Operating Partnership would remain liable to make payment of such amounts due at the time of acceleration.

        The applicable Prospectus Supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the Debt Securities of a particular series.

GUARANTEES

        If the Operating Partnership issues any Debt Securities that are rated below investment grade at the time of issuance, the Company will fully and unconditionally guarantee, on a senior or subordinated basis, the due and punctual payment of principal of or premium, if any, and interest on such Debt Securities, and the due and punctual payment of any sinking fund payments thereon, when and as the same shall become due and payable, whether at a maturity date, by declaration of acceleration, call for redemption or otherwise. The applicability and terms of any such Guarantees relating to a series of Debt Securities will be set forth in the Prospectus Supplement relating to such Debt Securities.

                              PLAN OF DISTRIBUTION

        The Operating Partnership may issue the Debt Securities, which may or may not be guaranteed by the Company, through underwriters or dealers, directly to one or more purchasers (including executive officers of the Company, Operating Partnership or other persons that may be deemed affiliates of the Company, Operating Partnership), through agents or through a combination of any such methods of sale.

        The distribution of the Offered Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market prices or at negotiated prices.

        In connection with the sale of the Offered Securities, underwriters or agents may receive compensation from the Company or the Operating Partnership or from purchasers of the Offered Securities, for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell the Offered Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the Offered Securities may be deemed to be underwriters under the Securities Act, and any discounts or commissions they receive from the Company or the Operating Partnership and any profit on the resale of the Offered Securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified, and any such compensation received from the Company or the Operating Partnership will be described, in the applicable Prospectus Supplement.

        Unless otherwise specified in the applicable Prospectus Supplement, each series of the Offered Securities will be a new issue with no established trading market. The Operating Partnership may elect to list any series of Debt Securities on an exchange, but is not obligated to do so. It is possible that one or more underwriters may make a market in a series of the Offered Securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of, or the trading market for, the Offered Securities.

        Under agreements into which the Company or the Operating Partnership may enter, underwriters, dealers and agents who participate in the distribution of the Offered Securities may be entitled to indemnification by the Company or the Operating Partnership, as the case may be, against certain liabilities, including liabilities under the Securities Act.

        Underwriters, dealers and agents may engage in transactions with, or perform services for, or be tenants of, the Company or the Operating Partnership in the ordinary course of business.

        In order to comply with the securities laws of certain states, if applicable, the Offered Securities will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Offered Securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

                                  LEGAL MATTERS

        The legality of the Offered Securities will be passed upon for the Company by Rogers & Wells, New York, New York. Rogers & Wells will rely on Piper & Marbury L.L.P., Baltimore, Maryland, as to matters of Maryland law.


                                     EXPERTS

        The consolidated balance sheets as of December 31, 1996 and 1995, and the consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1996, incorporated by reference in this Registration Statement, have been incorporated herein in reliance on the reports of Coopers & Lybrand L.L.P., independent accountants, given the authority of that firm as experts in accounting and auditing.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

        The following table sets forth the estimated expenses to be incurred in connection with the issuance and distribution of the securities being registered.

        Registration Fee.............................................$ 36,875
        Printing or Copying Expenses.................................  50,000
        Legal Fees and Expenses......................................  75,000
        Accounting Fees and Expenses.................................  25,000
        Miscellaneous................................................  10,000

        Total....................................................... $196,875


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

        The Company's Charter limits the liability of the Company's directors and officers to the Company and its stockholders to the fullest extent permitted from time to time by Maryland law. Maryland law presently permits the liability of directors and officers to a corporation or its stockholders for money damages to be limited, except to the extent that (i) it is proved that the director or officer actually received an improper benefit or profit in money, property or services for the amount of the benefit or profit in money, property or services actually received, or (ii) a judgment or other final adjudication is entered in a proceeding based on a finding that the director's or officer's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. This provision does not limit the ability of the Company or its stockholders to obtain other relief, such as an injunction or rescission.

        The Charter and By-Laws require (or permit, as the case may be) the Company to indemnify its directors, officers and certain other parties to the fullest extent permitted from time to time by Maryland law. The Maryland General Corporation Law ("MGCL") permits a corporation to indemnify its directors, officers and certain other parties against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service to or at the request of the corporation, unless it is established that (i) the act or omission of the indemnified party was material to the matter giving rise to the proceeding and (x) was committed in bad faith or (y) was the result of active and deliberate dishonesty, (ii) the indemnified party actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the indemnified party had reasonable cause to believe that the act or omission was unlawful. Indemnification may be made against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director or officer in connection with the proceeding; provided, however,that if the proceeding is one by or in the right of the corporation, indemnification may not be made with respect to any proceeding in which the director or officer has been adjudged to be liable to the corporation. In addition, a director or officer may not be indemnified with respect to any proceeding charging improper personal benefit to the director or officer in which the director or officer was adjudged to be liable on the basis that personal benefit was improperly received. The termination of any proceeding by conviction, or upon a plea of nolo contendere or its equivalent, or an entry of any order of probation prior to judgment, creates a rebuttable presumption that the director or officer did not meet the requisite standard of conduct required for indemnification to be permitted. It is the position of the Securities and Exchange Commission that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

        The partnership agreement of the Operating Partnership also provides for indemnification of the Company and its officers and directors and for the reimbursement of the Company to the extent it is required to provide indemnification of its directors to the extent provided in the partnership agreement. The partnership agreement also limits the liability of the Company and its officers and directors to the Operating Partnership and its partners to the extent provided.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors and officers of the Operating Partnership pursuant to the foregoing provisions or otherwise, the Operating Partnership has been advised that, although the validity and scope of the governing statute have not been tested in court, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In addition, indemnification may be limited by state securities laws.

ITEM 16.  EXHIBITS

Exhibit No.           Description
-----------           -----------

1*             Form of Underwriting Agreement (for Debt Securities)

3.1+           Articles of Amendment and Restatement of the Company (1993)

3.2+++++       Articles of Amendment of the Company (1995)

3.3++          Articles of Amendment of the Company (1997)

3.4+++         Amended and Restated By-Laws of the Company

3.5++++ Amended and Restated Agreement of Limited Partnership of the Operating Partnership

4.1            Form of Indenture of the Operating Partnership

4.2*           Form of Guaranty Agreement

5.1*           Opinion of Rogers & Wells

5.2*           Opinion of Piper & Marbury L.L.P.

12*            Statement of Computation of Ratio of Earnings to Fixed Charges

23.1*          Consent of Rogers & Wells with regard to Opinion included as
               Exhibit 5.1 (included as part of Exhibit 5.1)

23.2*          Consent of Piper & Marbury L.L.P. (included as part of Exhibit
               5.2)

23.3*          Consent of Coopers & Lybrand L.L.P.

23.4*          Consent of Deloitte & Touche L.L.P.

24             Power of Attorney (included on Page II-6)

25+++++++      Statement of Eligibility of Trustee on Form T-1

------------------

* To be filed by post-effective amendment to this Registration Statement or pursuant to a Form 8-K to be filed after effectiveness by the Company

+ Incorporated by reference to the Exhibits filed with the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1995 filed with the Commission on August 10, 1995

++ Incorporated by reference to the Exhibits filed with the Company's Current Report on Form 8-K, filed with the Commission on May 30, 1997

+++ Incorporated by reference to the Exhibits filed with the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1997, filed with the Commission on May 15, 1997

++++ Incorporated by reference to the Exhibits filed with the Company's Form S-4, filed with the Commission on December 24, 1996

+++++ Incorporated by reference to the Exhibits filed with the Company's Form S-8, filed with the Commission on June 5, 1997

++++++ Incorporated by reference to the Exhibits filed with the Company's Current Report on Form 8-K, filed with the Commission on June 24, 1997

+++++++ Filed by the Operating Partnership on December 9, 1997, under the Trust Indenture Act of 1939, as amended, and incorporated here by reference.


ITEM 17.  UNDERTAKINGS

        (a)    Each of the undersigned registrants hereby undertake:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

        (b) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants' annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

        (d) The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrants certify that they have reasonable grounds to believe that they meet all of the requirements for a filing on Form S-3 and have duly caused this Registration Statement to be signed on their respective behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on this 9th day of January, 1998.

                                            CHATEAU COMMUNITIES, INC.

                                            By: /s/ Tamara D. Fischer
                                                --------------------------------
                                                Tamara D. Fischer
                                                Chief Financial Officer

                                            CP LIMITED PARTNERSHIP

                                            By: Chateau Communities, Inc. as
                                                general partner

                                            By: /s/ Tamara D. Fischer
                                                --------------------------------
                                                Tamara D. Fischer
                                                Executive Vice President and
                                                Chief Financial Officer

                                POWER OF ATTORNEY

        Each person whose signature appears below, hereby constitutes and appoints Gary P. McDaniel, C.G. Kellogg and Tamara D. Fischer, or any of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement and any or all further amendments, including pre-effective and post-effective amendments, thereto, and to file the same, with exhibits thereto and any and all other documents filed as part of or in connection therewith, with the Securities and Exchange Commission, granting unto each of such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with such matters, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of such attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

SIGNATURE                   TITLE                                           DATE
/s/ John A. Boll            Chairman of the Board of Directors              January 9, 1998
------------------------
John A. Boll

/s/ Gary P. McDaniel        Director and Chief Executive Officer            January 9, 1998
------------------------    (Principal Executive Officer)
Gary P. McDaniel

/s/ C.G. Kellogg            Director and President                          January 9, 1998
------------------------
C.G. Kellogg

/s/ Tamara D. Fischer       Chief Financial Officer (Principal Financial    January 9, 1998
------------------------    Accounting Officer)
Tamara D. Fischer

/s/ Edward R. Allen         Director                                        January 9, 1998
------------------------
Edward R. Allen

/s/ Gebran S. Anton, Jr.    Director                                        January 9, 1998
------------------------
Gebran S. Anton, Jr.

/s/ James l. Clayton        Director                                        January 9, 1998
------------------------
James L. Clayton

/s/ Steven G. Davis         Director                                        January 9, 1998
------------------------
Steven G. Davis

/s/ James M. Hankins        Director                                        January 9, 1998
------------------------
James M. Hankins

/s/ James M. Lane           Director                                        January 9, 1998
------------------------
James M. Lane

/s/ Donald E. Miller        Director                                        January 9, 1998
------------------------
Donald E. Miller

/s/ Rhonda G. Hogan         Director                                        January 9, 1998
------------------------
Rhonda G. Hogan

                                  EXHIBIT INDEX

Exhibit No.           Description
-----------           -----------

1.*            Form of Underwriting Agreement (for Debt Securities)

3.1+           Articles of Amendment and Restatement of the Company (1993)

3.2+++++       Articles of Amendment of the Company (1995)

3.3++          Articles of Amendment of the Company (1997)

3.4+++         Amended and Restated By-Laws of the Company

3.5++++ Amended and Restated Agreement of Limited Partnership of the Operating Partnership

4.1            Form of Indenture of the Operating Partnership

4.2*           Form of Guaranty Agreement

5.1*           Opinion of Rogers & Wells

5.2*           Opinion of Piper & Marbury L.L.P.

12*            Statement of Computation of Ratio of Earnings to Fixed Charges

23.1*          Consent of Rogers & Wells with regard to Opinion included as
               Exhibit 5.1 (included as part of Exhibit 5.1)

23.2*          Consent of Piper & Marbury L.L.P. (included as part of Exhibit
               5.2)

23.3*          Consent of Coopers & Lybrand L.L.P.

23.4*          Consent of Deloitte & Touche L.L.P.

24             Power of Attorney (included on Page II-6)

25+++++++      Statement of Eligibility of Trustee on Form T-1

------------------

* To be filed by post-effective amendment to this Registration Statement or pursuant to a Form 8-K to be filed after effectiveness by the Company

+ Incorporated by reference to the Exhibits filed with the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1995 filed with the Commission on August 10, 1995

++ Incorporated by reference to the Exhibits filed with the Company's Current Report on Form 8-K, filed with the Commission on May 30, 1997

+++ Incorporated by reference to the Exhibits filed with the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1997, filed with the Commission on May 15, 1997

++++ Incorporated by reference to the Exhibits filed with the Company's Form S-4, filed with the Commission on December 24, 1996

+++++ Incorporated by reference to the Exhibits filed with the Company's Form S-8, filed with the Commission on June 5, 1997

++++++ Incorporated by reference to the Exhibits filed with the Company's Current Report on Form 8-K, filed with the Commission on June 24, 1997

+++++++ Filed by the Operating Partnership on December 9, 1997, under the Trust Indenture Act of 1939, as amended, and incorporated here by reference.